Exhibit 16.1
March 11, 2025

U.S. Securities and Exchange Commission
Office of the Chief Accountants
100 F Street, NE
Washington, DC 20549

Re: Mammoth Energy Services, Inc.
File No. 001-37917

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Mammoth Energy Services, Inc. dated March 7, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP